EXHIBIT 10.4

                        DEVELOPMENT, LICENSE AND SERVICE
                                    AGREEMENT


         This Development License and Service Agreement ("Agreement") is made and entered into this 15th day of April 1998 by and between Utah WebWorks, Inc., a closely held Utah corporation, ("UWT") and American Home Business Association, ("Customer"), a closely held Utah corporation.

         WHEREAS,   Utah  WebWorks  owns  certain   software   known  as  Iquest
("Software"), a search engine used on the Internet, and

         WHEREAS, Customer is desirous of obtaining a license to use the Software, and

         WHEREAS, UWI has agreed to provide (1) certain maintenance of the Software, and (2) certain bandwidth (also known as an Internet connection), and
(3) certain enhancements for Customer for a fee, and

         WHEREAS, UWI will customize the Software for Customer and help create a Web Site and a database on the Internet as more specifically set forth herein.

         NOW THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties mutually agree as follows:

1. License. UWI hereby grants to Customer an exclusive license to use the Software for Customer's exclusive use only within the Internet Home Business Directory Industry. Customer agrees to pay a royalty fee of $10,000 per year, per Central Processing Unit (CPU) on which the Software is installed, to UWI in consideration for this exclusive license. The term of this license shall continue during the term of this agreement. The license fees shall be paid as follows:

         a.       $5,000 upon the execution of this Agreement.

         b. The balance of the fee shall be paid on or before May 15, 1998.

         c. Annual renewal fees shall be due on or before May 15, 1999 and on the same date of all subsequent years during the term of this Agreement.

2. Maintenance Service. UWI shall provide maintenance service for the Software as follows:

         a.       Correct system errors.

         b. Make adjustments to the Software in the event it ceases to operate.

         c.       Provide day to day site maintenance.

3. Maintenance Fee. In consideration for the maintenance services to be provided by UWI as described in Paragraph 2 above, Customer agrees to pay UWI a monthly maintenance fee of $250. The maintenance fee shall be paid on the first day of the month preceding the date the maintenance service is to be provided. The fee for the first month will be prorated from the time the Web Site is completed to the end of said month. The Web Site will be deemed completed when it is available for use on the Internet. The maintenance fee for each month after the initial month shall be paid on the first day of each and every month during the term of this Agreement.

4. Bandwidth. At the present time, UWI has a bandwidth which it uses in its business. UWI agrees to allow Customer the right to use up to 4% of the capacity of said bandwidth (61.6 kb per second) as part of the maintenance service. At such time as Customer's use of the bandwidth exceeds 4% of the bandwidth's capacity, UWI, at it's election, may either require Customer to obtain an independent bandwidth for their own use at which time Customer shall no longer have the right to use UWI's bandwidth, or UWI may increase the bandwidth available to Customer for a fee. Said bandwidth will either be obtained by UWI and charged to Customer or the cost of the bandwidth will be billed directly to Customer by the provider of said bandwidth as UWI shall arrange.

5. Enhancements. It is anticipated that UWI will perform certain Software enhancements for Customer. At the time said enhancements are to be provided, UWI will prepare a Work Order describing work to be performed and the price to be paid by Customer. Work described in the work order must be approved by both parties prior to the time UWI begins work on the enhancement. UWI will be the exclusive owner of any improvements made to the Software; provided, however, that Customer shall continue to have a license to use said enhancement as part of the license agreement relating to the use of the Software.

6. Advertisement Production. It is anticipated that UWI will provide certain advertisement production services for Customer. These services shall include graphics and other services. The charges for said services will be based upon UWI's Standard Service List and Price Schedule.

7. Computer System Hardware. In order to make Customer's Web Site productive, it is necessary for Customer to provide certain computer hardware items. UWI will specify the hardware which Customer needs to obtain in order to operate the Web Site. Customer agreed to promptly supply said hardware upon receiving the written specifications from UWI.

8. Startup Costs. In addition to the maintenance services set forth above, UWI shall also provide certain start up services for Customer. These services consist of creating the Web Site, customizing the Software, preparing the first version of the Web Site and putting the data base on the Internet. At the time said start up services are to be provided, the parties shall enter into UWI's Standard Service Agreement with respect to said services. The exact specification for this work will be set forth in a Work Order which shall be prepared by UWI and shall accompany the Standard Service Agreement. The Work Order shall set forth the costs and fees associated with providing said startup services. The Standard Service Agreement shall set forth the payment schedule for services described in the Work Order.

9. Term of Agreement. This agreement shall commence as of the date set forth above and shall continue for a period of two years; provided, however, UWI shall have the right to terminate this Agreement and/or suspend any services described herein if Customer is in default under any of the terms of this Agreement. Customer shall have the right to terminate this agreement if UWI is in default under any of the terms of this Agreement. Customer shall have the first right of refusal to renew this Agreement after the term described herein has expired.

10.      Miscellaneous. The following miscellaneous provisions shall apply:

         a. Related Agreements. The parties to this Agreement may also enter into additional agreements between them. A default or breach under any of these agreements shall constitute a default and breach of all of the agreements.

         b. Notice. All demands and notices to be given hereunder, if any, shall be personally delivered or sent by registered mail addressed to the respective parties at their postal addresses as of the date of this Agreement or to such other addresses as each may hereafter designate in writing.

         c. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties and supersedes all prior agreements or understandings with respect to the subject matter of this Agreement.

         d. Amendment. This Agreement may not be altered or amended except by a subsequent written agreement executed by all of the parties hereto.

         e. Attorney's Fees. In the event of any controversy or claim or dispute between the parties hereto arising out of or relating to this Agreement or any of the documents provided for herein, or the breach thereof, the prevailing party shall be entitled to recover reasonable attorneys' fees, expenses and costs, whether incurred prior to, during or subsequent to trial including appeals from the losing party.

         f. Nonwaiver. The failure of any party to enforce the provisions of this Agreement shall not constitute a waiver unless specifically stated in writing, signed by the party whose rights are deemed waived, regardless of a party's knowledge of a breach hereunder.

         g.       Severability.   The  invalidity  or  unenforceability  of  any
                  provision hereof shall not affect nor impair any other provision hereof.

         h. Paragraph Headings. Paragraph headings in this Agreement are for convenience only and shall not be deemed to modify, interpret or limit the provisions hereof.

         i. Interest. In the event any money obligation described herein is not paid when due, interest shall accrue (both before and after judgment) thereon at the greater of the Annual Percentage Rate of eighteen percent (18%) per annum or at the highest legal rate.

         j. Authorization. The individuals who have signed this Agreement represent and warrant that they are duly authorized to execute this Agreement, in either their individual or representative capacity as indicated, and that this Agreement is enforceable according to its terms.

         k. Assignment. No interests or obligations under this Agreement are assignable without the written consent of all parties. If such consent is given, no assignment shall relieve any party from the performance of all of the covenants and conditions set forth herein.

         l. Limitations of Warranties. It is expressly understood and agreed between the parties hereto that there are no warranties, representations, covenants, or agreements between, the parties hereto except as specifically set forth herein.

         m.       Right  of  Offset.  None of the  payments  set  forth  in this
                  Agreement   shall  be  subject  to  any  right  of  offset  or
                  abatement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year above written.

                  UTAH WEBWORKS, INC.

                   /s/
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                  Lamar Taylor - President


                  AMERICAN HOME BUSINESS ASSOCIATION, INC.

                   /s/
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                  Larry Brockman - President